UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             WOW ENTERTAINMENT, INC.
             (Exact name of registrant as specified in its charter)

         DELAWARE                                       74-2504501
(State or other jurisdiction of            (I.R.S. Employer Identification No.)
 incorporation or organization)

                 Bank One Tower, 111 Monument Circle, Suite 4600
                             INDIANAPOLIS, IN 46240

                            STOCK PURCHASE AGREEMENTS
                            (Full Title of the Plan)

                                 DOUGLAS E. MAY
                                 Bank One Tower,
                        111 Monument Circle, Suite 4600
                             INDIANAPOLIS, IN 46240
                     (Name and address of agent for service)

                          Copies of Communications to:

                                 DOUGLAS E. MAY
                                 Bank One Tower,
                        111 Monument Circle, Suite 4600
                             INDIANAPOLIS, IN 46240


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                         CALCULATION OF REGISTRATION FEE

                            STOCK PURCHASE AGREEMENTS

                                                        Proposed
                                         Proposed       Maximum
                                         Maximum        Aggregate     Amount of
Securities              Amount To Be   Offering Price   Offering    Registration
To Be Registered         Registered      Per Share       Price           Fee

Common Stock
$0.01 per share
(Issued Under Stock
Purchase Agreements)      2,000,000        $.15          $300,000    $157.50 (1)
                          2,000,000        $.15          $300,000
                            200,000        $.15           $30,000
                                                         --------
                                                         $630,000

(1) Estimated pursuant to Rule 457(c) solely for purposes of calculating amount of registration fee, based upon the bid price of the Company's common stock reported on July 20, 2001, as quoted on the OTC Bulletin Board in the case of Messrs. Shoemake and May and July 30, 2001 in the case of Mr. Sutton.

                                     PART I*

                 INFORMATION REQUIRED IN SECTION 10(A) PROSPECTUS

         * Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the registration statement in accordance with Rule 428 under the Securities Act of 1933, as amended, and the Note to Part I of Form S-8.

                                     PART II

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents filed by the Company with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference, as of their respective dates, in this Registration Statement:

         (a) Annual Report on Form 10-K for the fiscal year ended August 31, 2000 (Commission File No. 0-19049);

         (b) Quarterly Reports on Form 10-Q for the fiscal quarters ended November 30, 2000, February 28, 2001 and May 31, 2001; Definitive Information Statements on Schedule 14C dated as of September 18, 2000 and dated as of July 27, 2001 and Current Reports on Form 8-K filed on July 11, 2001 and August 1, 2001.


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         Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

         All other reports filed by the Company pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since the end of the fiscal year covered by the foregoing Registration Statement are incorporated herein by reference. All other reports or documents filed by the Company pursuant to the requirements of Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the date of this Registration Statement and prior to the termination of the offering of the securities offered hereby, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such reports or documents. Any statements contained in a document incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is incorporated herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES

         The class of securities to be offered is registered under Section 12 of the Exchange Act.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 4.01 of the Company's Bylaws, as amended, provides as follows:

"The Corporation shall indemnify, to the full extent permissible under Delaware law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of the Corporation, or while a director or officer of the Corporation is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorney's fees), judgments, fines, excise taxes and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or preceding."


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Under Delaware law, directors, officers, employees, and other individuals may be indemnified against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation - a "derivative action") if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interest of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard of conduct is applicable in the case of a derivative action, but indemnification extends only to expenses (including attorneys' fees) incurred in connection with defense or settlement of such an action and Delaware law requires court approval before there can be any indemnification of expenses where the person seeking indemnification has been found liable to the corporation.

The Company also has adopted in its Restated Certificate of Incorporation the provisions of Section 102(b)(7) of the Delaware General Corporation Law which eliminate or limit the personal liability of a director to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except that the provision shall not eliminate or limit the liability of a director of any breach of the director's duty of loyalty to the Company or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, under Section 174 of the Delaware General Corporation Law, or for any transaction from which the director derived an improper personal benefit.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8.  EXHIBITS

         Reference is made to the Exhibit Index.

ITEM 9.  UNDERTAKINGS

         (1)      The undersigned registrant hereby undertakes:

               (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) To include any prospectus required by Section 10(a)(3)
               of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or events
               arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement;


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                    (iii) To include any material information with respect to
               the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs
               (1)(i) and (1) (ii) do not apply if the registration statement is on Form S-3, Form S-8, or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15 (d) of Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

               (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (2) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Indianapolis, State of Indiana, on the 3rd day of August, 2001.

                                WOW ENTERTAINMENT, INC.


                                /s/ Douglas E. May
                                ----------------------------------------
                                Douglas E. May, Vice President of Finance,
                                Chief Financial Officer, Secretary and Director



                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Douglas E. May, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing required and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below as of August 3, 2001, by the following persons in the capacities indicated.


/s/ Jeffrey J. Lewis               Director and CEO           August 3, 2001
-----------------------------
Jeffrey J. Lewis



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                                  EXHIBIT INDEX

The following exhibits are filed as a part of the Registration Statement:

Exhibit 4.1       Restricted Stock Purchase Agreement with Douglas E. May

Exhibit 4.2       Restricted Stock Purchase Agreement with William A. Shoemake

Exhibit 4.3       Restricted Stock Purchase Agreement with Anthony W. Sutton

Exhibit 5         Opinion Lowe Gray Steele & Darko, LLP

Exhibit 23.1      Consent of Katz Sapper & Miller, LLP

Exhibit 23.2      Consent of Lowe Gray Steele & Darko, LLP - included in
                  Exhibit 5

Exhibit 24        Power of Attorney - included on the signature page hereof